Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 002-77235, 033-29022, 033-33458, 033-34406, 033-53777, 033-60225, 033-60227, 033-60237, 033-60815, 333-01411, 033-52931, 033-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327, 333-148964, 333-170559, 333-171968, 333-196722 and 333-232585) and Form S-3 (Nos. 033-49475(1), 033-31732, 333-03763, 333-27669, 333-32690, 333-101034, 333-230099 and 333-230099-01) of International Business Machines Corporation of our report dated April 24, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Red Hat, Inc., which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
September 20, 2019